Exhibit 21

GMAC Inc.

GMAC Inc. Subsidiaries as of December 31, 2009

Name of subsidiary	State or sovereign power of incorporation
GMAC Inc.	Delaware
Banco GMAC S.A.	Brazil
Basic Credit Holding Company, L.L.C.	Delaware
American Suzuki Financial Services Company LLC	Delaware
Nuvell Credit Company LLC	Delaware
Nuvell Financial Services LLC	Delaware
Nuvell National Auto Finance LLC	Delaware
Saab Financial Services LLC	Delaware
BMMZ Holdings LLC	Delaware
Capital Auto Receivables LLC	Delaware
Central Originating Lease, LLC	Delaware
G.M.A.C. Financiera de Columbia S.A., Compania de Financiamiento Comercial	Colombia
Gamma Auto Receivables LLC	Delaware
GMAC Nederland N.V.	Netherlands
GMAC Suisse S.A.	Switzerland
GM Credit AB	Sweden
GMAC (Thailand) Ltd.	Thailand
GMAC — Prestadora de Serviços de Mão-de-Obra Ltda..	Brazil
GMAC Australia LLC	Delaware
GMAC Automotriz Limitado	Chile
GMAC Bank Polska Spolka Akcyjna	Poland
GMAC Canadian Credit Agregation Corporation	Delaware
GMAC Colombia S.A. LLC	Delaware
GMAC Comercial Automotriz Chile S.A.	Chile
GMAC Commercial Finance (Holdings) Limited	England
GMAC Commercial Finance LLC	Delaware
GMAC Commercial LLC	Delaware
GMAC Compania Financiera S.A.	Argentina
GMAC Continental LLC	Delaware
Masterlease Limited	England
GMAC del Ecuador S.A.	Ecuador
GMAC Financial Services AB	Sweden
GMAC Financial Services India Limited	India
GMAC Financial Services NZ Limited	New Zealand
GMAC Holdings GMBH	Switzerland
GMAC Holdings U.K. Limited	England
GMAC UK plc	England
GMAC Hungary Financial Services Private Limited Company	Hungary
GMAC International Holdings Coöperatief U.A.	Netherlands
G.M.A.C. — Comercio e Aluguer de Veículos, Lda.	Portugal
GMAC HB	Finland
GMAC Hungary kft	Hungary
GMAC Italia S.p.A.	Italy
General Motors Acceptance Corporation of Canada, Limited	Canada
GMAC — Instituicao Financeira de Credito, S.A.	Portugal
GMAC Banque S.A.	France
GMAC d.o.o. (domiciled in Croatia)	Croatia
GMAC Finansiering A/S	Denmark
GMAC Internacional Finance B.V.	Netherlands
GMAC Pan European Auto Receivable Lending (PEARL) B.V	Netherlands
GMAC, a.s.	Czech Republic
LLC GMAC CIS	Russia

Exhibit 21

GMAC Inc.

Name of subsidiary	State or sovereign power of incorporation
GMAC International LLC	Delaware
GMAC Investment Management LLC	Delaware
GMAC Latin America Holdings LLC	Delaware
Autofinanciamiento GMAC, S.A. de C.V.	Mexico
GMAC Arrendamiento S.A. de C.V.	Mexico
GMAC MEXICANA, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial	Mexico
Servicios GMAC S.A. de C.V.	Mexico
GMAC Lease B.V. (aka Masterlease Europe)	Netherlands
GMAC Leasing GmbH	Austria
GMAC Leasing of DE LLC	Delaware
GMAC Mortgage Group LLC	Delaware
Capmark Financial Group Inc.	Delaware
GMAC Mortgage Holdings LLC	Delaware
ResCap Investments LLC	Delaware
Residential Capital, LLC	Delaware
GMAC Residential Holding Company, LLC	Delaware
GMAC Mortgage, LLC	Delaware
GMAC-RFC Holding Company, LLC	Delaware
GMAC RFC International Holdings Cooperatief U.A.	Netherlands
Residential Accredit Loans, Inc.	Delaware
Residential Asset Mortgage Products, Inc.	Delaware
Residential Asset Securities Corporation	Delaware
Residential Funding Company, LLC	Delaware
Residential Funding Mortgage Securities I, Inc.	Delaware
Residential Funding Mortgage Securities II, Inc.	Delaware
GMAC North America LLC	Delaware
GMAC Realty United Mortgage Properties Investments LLC	Delaware
GMAC Servicios S.A.	Colombia
GMAC South America LLC	Delaware
GMAC Swiss SA	Sweden
GMAC US LLC	Delaware
GMAC Wholesale Portfolio Management LLC	Delaware
GMAC, Australia (Finance) Limited	Australia
GMACI Holdings LLC	Delaware
GMAC Insurance Holdings, Inc.	Delaware
Aba Seguros, S.A. de C.V.	Mexico
GMAC Insurance Management Corporation	Delaware
GMAC International Insurance Company Ltd.	Bermuda
IB Finance Holding Company, LLC	Delaware
Ally Bank	Utah
Master Lease Austria GmbH	Austria
Pardo Rabello Inversiones S.R.L.	Argentina
Reliable Earmarked International Network LLC	Delaware
Residential Funding Securities, LLC	Delaware
ResMor Capital Corporation	Canada
ResMor Trust Company	Canada
Secured Asset Facility Entity LLC	Delaware
Domestic Asset Management LLC	Delaware
Grand US Holding LLC	Delaware
Semperian LLC	Delaware
Variable Asset Receivables LLC	Delaware
Wholesale Auto Receivables LLC	Delaware